UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019
NEON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38551	46-3915846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Erie St., Suite 110 Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(617) 337-4701
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTGN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05.  Costs Associated with Exit or Disposal Activities.
On November 20, 2019, Neon Therapeutics, Inc. (the “Company”) issued a press release announcing that, as part of a new strategic focus, it was reducing its workforce by approximately 24% of its current headcount. This workforce reduction will take place primarily during the fourth quarter of 2019. At this time, the Company will cease undertaking new additional spending commitments related to its cancer vaccine programs, NEO-PV-01 and NEO-SV-01. The Company will continue to conduct follow-up from its NT-002 clinical trial of NEO-PV-01 in first-line patients with untreated advanced or metastatic non-small cell lung cancer, with plans to report clinical data from this trial in the third quarter of 2020. The Company also plans to cease future enrollment in its NT-003 trial in metastatic melanoma. The Company believes these actions will improve its potential to bring value to patients, employees and shareholders.
As a result of these actions, the Company expects to incur personnel-related restructuring charges of approximately $1.5 million in connection with one-time employee termination costs, including severance and other benefits, which are expected to be incurred in the fourth quarter of 2019. In addition, the Company has committed to pay one-time employee retention costs of up to $3.4 million, which are expected to be incurred through the third quarter of 2020. The Company expects that the restructuring and other cost-saving efforts will result in approximately $35.0 million in annualized cost savings. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction or retention efforts. These estimates of the costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ.
The Company also plans to explore strategic options to maximize shareholder value. There can be no assurance that the exploration of strategic alternatives will result in any transaction being entered into or consummated. The Company has not set a timetable for completion of this review process and the Company does not intend to comment further unless or until the Board of Directors has approved a definitive course of action, the review process is concluded, or it is determined that other disclosure is appropriate.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On November 18, 2019, the Board of Directors of the Company (the "Board") approved a retention plan designed to retain the employees required to support the refocused Company (the "Retention Plan"), which includes, among other arrangements, the following matters:
Letter Agreements with Executives
Pursuant to the Retention Plan, the Board approved entering into letter agreements (each, an “Executive Letter Agreement”) with each of Hugh O’Dowd, the Company’s Chief Executive Officer, Yasir Al-Wakeel, the Company’s Chief Financial Officer, and Richard Gaynor, the Company’s President of Research and Development (each, an “Executive”) that provide certain retention benefits and modify certain provisions of the employment agreements previously entered into by each of the Executives and the Company (each, an “Employment Agreement”).
Under the Executive Letter Agreements, if the Company terminates the Executive’s employment without Cause (as defined in the Executive’s applicable Employment Agreement, as amended) or the Executive terminates his employment with the Company for Good Reason (as defined in the applicable Employment Agreement, as amended), the Company will pay the entire Severance Amount (as defined the applicable Employment Agreement, as amended) in a one-time, lump sum payment. All other terms and conditions of the Employment Agreements, including those related to the Executive’s eligibility for the Severance Amount, shall remain in full force and effect.
Retention Bonus
The Board approved a retention bonus for each of the Executives, which is included in the Executive Letter Agreements and is payable if the Executive remains employed by the Company through and until the closing of a strategic transaction, in the amount of 25% of the Executive’s then current base salary, less all applicable withholdings and deductions required by law, payable in one lump sum cash payment. The Executive's eligibility for this retention bonus is dependent on the satisfaction of the following criteria: (a) the Executive’s performance has been satisfactory, as determined in the Company’s sole discretion, through the end of the retention period; (b) the Executive is employed by the Company on the last day of the retention period; (c) on or before the last day of the retention period, the Executive has not given notice of resignation of employment with the Company; and (d) on or before the last day of the retention period, the Company has not given the Executive notice of the intent to terminate his employment.
Restricted Unit Awards
The Board approved the grant to each of Yasir Al-Wakeel and Richard Gaynor of restricted stock units in the amounts of 75,000 per individual (“RSU Awards”), such RSU Awards to be deemed granted at the close of the Nasdaq Global Select Market on November 25, 2019, and to vest, subject to the Executive’s continued service to the Company, quarterly over one year from the date of grant and otherwise be subject to the terms and conditions set forth in the Company’s 2018 Stock Option and Incentive Plan.
Item 7.01.  Regulation FD Disclosure.
The Company from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. A copy of its current corporate slide presentation is attached to this Current Report on Form 8-K as Exhibit 99.2. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.
The information contained in Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01.  Other Events.
On November 20, 2019, the Company issued a press release titled “Neon Therapeutics Announces New Strategic Focus on Novel T Cell Programs." A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Neon Therapeutics, Inc. on November 20, 2019
99.2	Neon Therapeutics, Inc. Corporate Presentation (as of November 20, 2019), furnished herewith
Cautionary Note Regarding Forward-Looking Statements
The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern its expectations, strategy, plans, prospects or intentions. Such statements include, without limitation, statements regarding the Company’s business strategy, structure and operations, including the Company’s plans to explore strategic alternatives; the cause, size, timing and impact of the Company’s reduction in workforce and related activities; the expected size of the Company’s workforce following such reduction; the estimated charges and costs expected to be incurred in connection with such reduction; the financial plans and projections, including its restructuring and other cost-saving efforts and impact on cash runway; and the percent of such charges expected to result in cash expenditures. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from its current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: those related to the difficulties in and effect of implementing the Company’s business strategy; the difficulties in and effect of implementing the Company’s reduction in workforce, such as claims arising out of the reduction; the risks related to the difficulty of predicting the financial impact or timing of the Company’s reduction in workforce, including the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated; the risks related to our capital requirements, use of capital and unexpected expenditures, including our ability to manage operating expenses or obtain funding to support planned business activities or to explore and establish strategic alternative transactions; risks related to our ability to attract and retain personnel; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s other subsequently filed SEC filings. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neon Therapeutics, Inc.

Date: November 20, 2019	By:	/s/ Yasir B. Al-Wakeel
Yasir B. Al-Wakeel, B.M., B.Ch.
Chief Financial Officer

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